UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2010

MEDQUIST INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	0-19941	22-2531298
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Bishops Gate Boulevard, Suite 300

Mount Laurel, New Jersey 08054-4632

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (856) 206-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 22, 2010, MedQuist Inc. (the “Company”) and its majority shareholder, CBay Inc. (“CBay” and, together with the Company, “Purchasers”), completed the acquisition (the “Acquisition”) of substantially all of the assets of Spheris, Inc. (“Spheris”) and certain of its affiliates (collectively with Spheris, the “Sellers”), which assets make up substantially all of the domestic business of Sellers, pursuant to the terms of the Stock and Asset Purchase Agreement (the “Agreement”) entered into between the Purchasers and Sellers on April 15, 2010.  The purchase price for the assets was approximately $116.3 million, consisting of approximately $98.8 million of cash, and the issuance of a promissory note in the principal amount of $17.5 million.  The Company has no prior material relationship with Sellers other than the agreements related to the Acquisition described in this Current Report on Form 8-K and previously disclosed by the Company.

In connection with the Acquisition, the Company, MedQuist Transcriptions, Ltd. (“MedQuist Transcriptions”), and certain subsidiaries of the Company (collectively, the “Loan Parties”) entered into a Credit Agreement (the “Credit Agreement”) with General Electric Capital Corporation, CapitalSource Bank, and Fifth Third Bank.  The Credit Agreement provides for up to $100.0 million in senior secured credit facilities, consisting of a $50.0 million term loan, and a revolving credit facility of up to $50.0 million.  The credit facilities are secured by a first priority lien on substantially all of the property of the Loan Parties.  The term loan is repayable in equal quarterly installments of $5.0 million with the balance payable 2.5 years from the date of closing (or, if certain convertible senior notes of CBay are called or otherwise become due and payable prior to such date, such earlier date).  Borrowings under the revolving credit facility may be made from time to time, subject to availability under such facility, until the fourth anniversary of the closing date.  Amounts borrowed under the Credit Agreement bear interest at a rate selected by MedQuist Transcriptions equal to the Base Rate or the Eurodollar Rate (each as defined in the Credit Agreement) plus a margin, all as more fully set forth in the Credit Agreement.

The Credit Agreement contains customary covenants, including covenants relating to reporting and notification, payment of indebtedness, taxes and other obligations, and compliance with applicable laws. There are also financial covenants, which include a minimum fixed charge coverage ratio, and a maximum senior leverage ratio and a maximum total leverage ratio, as more fully set forth in the Credit Agreement.  The Credit Agreement also imposes certain customary limitations and requirements on the Company with respect to the incurrence of indebtedness and liens, investments, mergers, acquisitions and dispositions of assets. Amounts due under the Credit Agreement may be accelerated upon an Event of Default (as defined in the Credit Agreement), including failure to comply with obligations under the Credit Agreement, bankruptcy or insolvency, and termination of certain material agreements.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this report and is incorporated into this report by reference.  The Credit Agreement has been included to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about the Company.  The Credit Agreement contains representations and warranties by the Loan Parties, on the one hand, and by certain lenders, on the other hand, made solely for the benefit of the other.  These representations and warranties were made as of specific dates, may be subject to important qualifications and limitations agreed to by the Loan Parties and the lenders in connection with negotiating the terms of the Credit Agreement, and may have been included in the Credit Agreement for the purpose of allocating risk between the Loan Parties and the lenders rather than to establish matters as facts.

When it entered into the Credit Agreement, the Company terminated the five-year $25 million revolving credit agreement with Wells Fargo Foothill, LLC (the “Wells Credit Agreement”) that the Company entered into on August 31, 2009. The Company disclosed the Wells Credit Agreement on its Current Report on Form 8-K filed on September 4, 2009 and filed the Wells Credit Agreement as an exhibit to the Company's Quarterly Report of Form 10-Q for the period ended September 30, 2009. The Company complied with all financial covenants, and the Company never made any borrowings, under the Wells Credit Agreement.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated herein by reference.

Forward-looking Statements

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements include, without limitation, any statement that is not a statement of historical fact.  Actual results and events may vary materially from expectations.  These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from expectations.  Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including but not limited to the Company’s annual report on Form 10-K for the year ended December 31, 2009, or as supplemented in the Company’s subsequently filed periodic reports.  The Company does not intend to update publicly any forward-looking statements except as required by law.

Item 9.01.  Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.  The financial statements relating to the acquisition described in Item 1.01 and incorporated by reference into Item 2.01 will be filed by amendment not later than 71 calendar days after the date this initial report on Form 8-K is required to be filed.

(b) Pro forma financial information. The pro forma financial information relating to the acquisition described in Item 1.01 and incorporated by reference into Item 2.01 will be filed by amendment not later than 71 calendar days after the date this initial report on Form 8-K is required to be filed.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
10.1#

Credit Agreement dated as April 22, 2010 among MedQuist Transcriptions, Ltd. as Borrower, MedQuist Inc. as Holdings, the Lenders and L/C Issuers party thereto, and General Electric Capital Corporation as Administrative Agent and Collateral Agent, CapitalSource Bank as Syndication Agent, and Fifth Third Bank as Documentation Agent.

# Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        MEDQUIST INC.

Dated:  April 28, 2010              By:     /s/ Mark R. Sullivan

       Name:  Mark R. Sullivan

       Title: General Counsel, Chief Compliance Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1

Credit Agreement dated as April 22, 2010 among MedQuist Transcriptions, Ltd. as Borrower, MedQuist Inc. as Holdings, the Lenders and L/C Issuers party thereto, and General Electric Capital Corporation as Administrative Agent and Collateral Agent, CapitalSource Bank as Syndication Agent, and Fifth Third Bank as Documentation Agent.